Exhibit 5.1

S T R A D L I N G Y O C C A C A R L S O N & R A U T H
A PROFESSIONAL CORPORATION ATTORNEYS AT LAW 660 NEWPORT CENTER DRIVE, SUITE 1600 NEWPORT BEACH, CA 92660-6422 TELEPHONE (949) 725-4000 FACSIMILE (949) 725-4100

September 26, 2011

PIPER JAFFRAY & CO.

As Representative of the several Underwriters

named in Schedule I to the Purchase Agreement

c/o Piper Jaffray & Co.

U.S. Bancorp Center

800 Nicollet Mall

Minneapolis, Minnesota 55402

Re:	Purchase of 6,200,000 shares of Common Stock of TranS1 Inc. by the Underwriters pursuant to that certain Purchase Agreement dated September 21, 2011

Ladies and Gentlemen:

Reference is hereby made to our legal opinion dated July 13, 2011 and included as Exhibit 5.1 to the registration statement on Form S-3 (File No. 333-174255) originally filed by TranS1 Inc., a Delaware corporation (the “Company”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on May 16, 2011, which was amended by the filing of Amendment No. 1 thereto with the Commission on June 23, 2011, and by the filing of Amendment No. 2 thereto with the Commission on July 13, 2011 (as so amended, the “Registration Statement”). We are rendering this supplemental legal opinion in connection with the prospectus supplement (the “Prospectus Supplement”), dated September 21, 2011, which the Company filed with the Commission pursuant to Rule 424(b) of the Securities Act. This legal opinion is furnished to the Company in connection with the filing of the Prospectus Supplement and relates to the offering by the Company of up to 6,200,000 shares of the Company’s common stock (the “Shares”), which are covered by the Registration Statement. We understand that the Shares are to be offered and sold in the manner described in the Prospectus Supplement.

In connection with the preparation of this opinion, we have examined the Registration Statement and the Prospectus Supplement and such other documents and considered such questions of law as we have deemed necessary or appropriate. We have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the genuineness of all signatures (other than signatures of officers of the Company). As to questions of fact material to our opinions, we have relied upon the certificates of officers of the Company.

September 26, 2011

Page Two

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and paid in accordance with the terms of that certain Purchase Agreement, dated as of September 21, 2011, by and between the Company and Piper Jaffray & Co., will be validly issued, fully paid and non-assessable.

We are members of the Bar of the State of California and, accordingly, do not purport to be experts on or to be qualified to express any opinion herein concerning, nor do we express any opinion herein concerning, any laws other than the laws of the State of California, the General Corporation Law of the State of Delaware and the federal law of the United States.

We consent to the use of this opinion as Exhibit 5.1 to the Form 8-K, which is incorporated by reference in the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus Supplement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

This opinion is intended solely for use in connection with the issuance and sale of the Shares pursuant to the Prospectus Supplement and is not to be relied upon for any other purpose. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

STRADLING YOCCA CARLSON & RAUTH

/s/ STRADLING YOCCA CARLSON & RAUTH